Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated March 4, 2026, with respect to the consolidated financial statements of Nexxen International Ltd. incorporated herein by reference.

/s/ Somekh Chaikin
Somekh Chaikin
Member Firm of KPMG International
Tel Aviv, Israel

March 4, 2026